Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of GTx, Inc. (the “Company”) hereby constitutes and appoints Mitchell S. Steiner, Marc S. Hanover, Henry P. Doggrell and Mark E. Mosteller, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the Company or otherwise) relating to the offer, sale and/or issuance from time to time, in one or more registered offerings, of up to $100,000,000 of (i) shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), (ii) warrants for the purchase of Common Stock (“Common Warrants”) and/or (iii) units comprised of Common Stock and Common Warrants (the “Registration Statement”), to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises hereof, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has signed these presents on this 11th day of May, 2011.

/s/ Mitchell S. Steiner, M.D. Mitchell S. Steiner, M.D.	/s/ Mark E. Mosteller Mark E. Mosteller

/s/ J.R. Hyde, III J.R. Hyde, III	/s/ Marc S. Hanover Marc S. Hanover

/s/ Michael G. Carter, M.D. Michael G. Carter, M.D.	/s/ Barrington J.A. Furr, Ph.D. Barrington J.A. Furr, Ph.D.

/s/ J. Kenneth Glass J. Kenneth Glass	/s/ John H. Pontius John H. Pontius

/s/ Kenneth S. Robinson, M.D., M.Div. Kenneth S. Robinson, M.D., M.Div.	/s/ Timothy R. G. Sear Timothy R. G. Sear